UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SCIENCE 37 HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SCIENCE 37 HOLDINGS, INC.
800 Park Offices Drive, Suite 3606
Research Triangle Park, NC 27709
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 29, 2023
AND PROXY STATEMENT
October 27, 2023
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Science 37 Holdings, Inc. (“Science 37,” the “Company,” “our,” “us,” or “we”), which will be held on Wednesday, November 29, 2023, commencing at 11:00 a.m. (Eastern time). The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNCE2023SM and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
At the Special Meeting, you will be asked to consider and act upon the following proposals: (1) the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders and (2) the approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the foregoing proposal. Each of the matters to be acted upon at the Special Meeting is more fully described in our Proxy Statement.
Record holders of common stock at the close of business on October 19, 2023, the date fixed by our Board of Directors as the record date for the meeting (the “Record Date”), are entitled to notice of and to vote on any matters that properly come before the Special Meeting and at any adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 800 Park Offices Drive, Suite 3606, Research Triangle Park, NC 27709 for a period of ten days prior to the Special Meeting and will be available on the virtual meeting site.
We will distribute to stockholders of record as of the Record Date this Notice of Meeting of Stockholders and proxy statement on October 27, 2023. Additional copies may be obtained by writing to Science 37 Holdings, Inc. at 600 Park Offices Drive, Suite 300, Durham, NC 27709.
Your vote is important. Whether or not you expect to attend the Special Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. Please promptly vote your shares by completing, signing, dating and returning your proxy card (if you received a paper copy) or by Internet or telephone voting as described on your proxy card.

On behalf of the officers, directors and employees of Science 37, I would like to express our appreciation for your continued support.
Sincerely,

/s/ CHRISTINE PELLIZZARI
Christine Pellizzari
Chief Legal and Human Resources Officer & Secretary
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on Wednesday, November 29, 2023: Pursuant to the rules of the Securities and Exchange Commission, with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Notice of Special Meeting of Stockholders and Proxy Statement are also available at www.proxyvote.com.

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SCIENCE 37 HOLDINGS, INC.
800 Park Offices Drive, Suite 3606
Research Triangle Park, NC 27709
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 29, 2023
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Science 37 Holdings, Inc. of proxies to be voted at our special meeting of stockholders to be held on Wednesday, November 29, 2023, at 11:00 a.m. (Eastern time), and at any continuation, postponement, or adjournment of thereof (the “Special Meeting”). The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SNCE2023SM and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our common stock, $0.0001 par value per share, as of the close of business on October 19, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement, or adjournment of the Special Meeting. As of the Record Date, there were 119,339,452 shares of common stock outstanding and entitled to vote at the Special Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Special Meeting.
The Notice of Special Meeting and this Proxy Statement are first being distributed on or about October 27, 2023.
In this Proxy Statement, “Science 37”, “Company”, “we”, “us”, and “our” refer to Science 37 Holdings, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON WEDNESDAY, NOVEMBER 29, 2023
This Proxy Statement is available at www.proxyvote.com
Purpose of the Special Meeting
The purpose of the Special Meeting is to vote on the following items described in this Proxy Statement:
•
Proposal 1: Approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect, at the discretion of our Board of Directors, a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders; and

•
Proposal 2: Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve Proposal 1.

Recommendations of the Board
The Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by properly completed proxies will be voted as recommended by the Board. The Board of Directors recommends that you vote:
•
FOR the approval of an amendment to the Company’s Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders (Proposal 1).

•
FOR the approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve Proposal 1 (Proposal 2).

Information About This Proxy Statement
Why you received this Proxy Statement. You have received these proxy materials because Science 37’s Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and notices by delivering a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you currently receive separate copies of proxy materials and would like to receive a single copy, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS
Why is the Company proposing the reverse stock split proposal?
The Company is proposing the reverse stock split proposal for several reasons. Among other things, on December 27, 2022, we were notified by the Nasdaq Stock Market LLC (“Nasdaq”) that the closing bid price for the Company’s common stock was not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1) (“Bid Price Requirement”) for continued listing. At that time, Nasdaq gave the Company 180 calendar days to regain compliance. On June 27, 2023, Nasdaq notified the Company that Nasdaq approved the Company’s application to transfer its listing to The Nasdaq Capital Market and an additional 180-calendar day compliance period to regain compliance with the Bid Price Requirement. The Company has until December 26, 2023, to demonstrate compliance with the Bid Price Requirement for continued listing. The Company will regain compliance with the Bid Price Requirement if at any time before December 26, 2023, the bid price for the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days. If the Company does not regain compliance with the Bid Price Requirement by the end of the compliance period, the Company’s common stock will become subject to delisting. Our Board of Directors believes that effecting the Reverse Stock Split could be an effective means of ensuring continued compliance with the Bid Price Requirement for continued listing of our common stock on The Nasdaq Capital Market and minimize the risk of future delisting from The Nasdaq Capital Market for noncompliance with the Bid Price Requirement, although no assurances can be made that we will in fact be able to comply with the Bid Price Requirement and that our common stock will continue to remain listed on The Nasdaq Capital Market. In addition, a reverse stock split of our common stock could enable us to engage in capital raising transactions and other strategic transactions involving the issuance of equity securities and help improve the marketability of our common stock.
For additional information regarding the Company’s reasons for proposing a reverse stock split, as well as potential risks relating to a reverse stock split, please see “Proposals to be Voted On” below.
Who can attend and is entitled to vote at the Special Meeting?
The Record Date for the Special Meeting is October 19, 2023. You may attend and are entitled to vote at the Special Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Special Meeting. At the close of business on the Record Date, there were 119,339,452 shares of common stock issued and outstanding and entitled to vote. Each outstanding share of common stock is entitled to one vote for all matters before the Special Meeting.
You may attend and participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/SNCE2023SM. We believe that a virtual Special Meeting provides expanded stockholder access and participation, since stockholders can participate from any location around the world with internet access, as well as improved communication and cost savings for stockholders. To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 11:00 a.m. (Eastern time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. (Eastern time), and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker or other nominee on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

How many shares must be present to hold the Special Meeting?
A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, by remote communication or represented by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. Abstentions and broker non-votes (defined below) will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting.
What if a quorum is not present at the Special Meeting?
If a quorum is not present or represented at the scheduled time of the Special Meeting, (i) the chairperson of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Special Meeting, present electronically or represented by proxy, may adjourn the Special Meeting until a quorum is present or represented.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record.
If you are a stockholder of record, you may vote:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card, including by scanning the QR code provided on the proxy card with your mobile device;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern time), on November 28, 2023. To participate in the Special Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Special Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. If you submit your proxy, you may still decide to attend the Special Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.”
If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Special Meeting, you will need the 16-digit control number provided on your proxy card or voting instruction form, as applicable, or you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
For both stockholders of record and beneficial owners of shares held in “street name,” if you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of Science 37 prior to or at the Special Meeting; or
•	by voting online at the Special Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Special Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Special Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.
Will any other business be conducted at the Special Meeting?
We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the log-in page.
In the event of technical difficulties with the Special Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/SNCE2023SM. If necessary, the announcement will provide updated information regarding the date, time and location of the Special Meeting.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Voting Options	Effect of Abstentions and Broker Non-Votes
Proposal 1: Approval of an amendment to the Company’s Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-30, with the exact ration to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders.
	The affirmative vote of a majority of the votes cast.	“FOR” “AGAINST” “ABSTAIN”	Abstentions and broker non-votes (if any) will have no effect.

Proposal 2: Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve Proposal 1.
	The affirmative vote of a majority of the votes cast.	“FOR” “AGAINST” “ABSTAIN”	Abstentions and broker non-votes (if any) will have no effect.
What is an “abstention” and how will abstentions be treated?
An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the approval of Proposal 1 or Proposal 2.
What are broker non-votes?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, without instructions from the beneficial owner of those shares. We believe both Proposal 1 and Proposal 2 will be considered “routine” and, therefore, we believe brokers will generally have discretionary authority to vote on all proposals and there will not be any broker non-votes. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the New York Stock Exchange, which regulates broker-dealers and their discretion to vote on stockholder proposals.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Where can I find the voting results of the Special Meeting?
We plan to announce preliminary voting results at the Special Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Special Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1: Approval of an amendment to the Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders.
The Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend the Company’s Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s outstanding common stock, which we refer to as the “Reverse Stock Split.” If this proposal is approved by the stockholders, the Board of Directors may subsequently effect, in its sole discretion, the Reverse Stock Split using a split ratio of between, and including, 1-for-5 and 1-for-30 (for example, 1-for-5, 1-for-10, or 1-for-30). Approval of this proposal by the stockholders would give the Board of Directors authority to implement the Reverse Stock Split at any time.
The form of the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached to this Proxy Statement as Appendix A. The amendment will effect a Reverse Stock Split of the Company’s common stock using a split ratio between, and including, 1-for-5 and 1-for-30, with the actual ratio within this range to be selected by the Board of Directors following stockholder approval of the Reverse Stock Split. The Board of Directors believes that stockholder approval of a range of potential split ratios (rather than a single split ratio) provides the Board of Directors with the flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split, if approved and implemented, would not have any effect on the authorized number of shares of our common stock or preferred stock. If the stockholders approve this proposal, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the stockholders at that time, and the Board of Directors, in its discretion, may determine not to proceed with the Reverse Stock Split. In connection with any determination to effect the Reverse Stock Split, the Board of Directors will set the timing for such a split and select the specific ratio from within the range of ratios set forth herein. The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the proposed amendment becomes effective, even if stockholders approve such amendment at the Special Meeting.
In determining which Reverse Stock Split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider, among other things, factors such as:
•	the historical trading price and trading volume of the Company’s common stock;
•	the then prevailing trading price and trading volume of the Company’s common stock and the anticipated impact of the Reverse Stock Split on the trading market for the Company’s common stock;
•	our ability to continue our listing on The Nasdaq Capital Market;
•	which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs;
•	prevailing general market and economic conditions; and
•	our market capitalization before and after the Reverse Stock Split.
No fractional shares will be issued in connection with the Reverse Stock Split. To avoid the existence of fractional shares of the Company’s common stock, any fractional shares that would otherwise be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share.
As of the Record Date, 119,339,452 shares of the Company’s common stock were issued and outstanding and no shares of the Company’s preferred stock were issued and outstanding. Based on that number of shares of capital stock issued and outstanding, immediately following the completion of the Reverse Stock Split, and, for illustrative purposes only, assuming a 1-for-10 Reverse Stock Split, we would have approximately 11,933,946 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the Reverse Stock Split will depend on the reverse split ratio that is ultimately selected by the Board of Directors. We do not expect the Reverse Stock Split itself to have any immediate economic effect on the stockholders, debt holders or holders of stock options, restricted stock units or other equity awards, except to the extent any fractional shares that would otherwise be issued as a result of the Reverse Stock Split are rounded up to the nearest whole share as discussed in “Exchange Procedures-Fractional Shares” below. However, because the Reverse Stock Split would not have any effect on the authorized number of shares of our common stock or preferred stock, the Reverse Stock Split would increase the ratio between our authorized capital stock and our issued capital stock. This means that, subject to the limits imposed by the Nasdaq Stock Market Rules, our Board of Directors could issue a relatively larger amount of capital stock without additional action by our stockholders.
Reasons for and Risks Relating to the Reverse Stock Split
Reduce the risk of future non-compliance and/or delisting on The Nasdaq Capital Market
Our Board of Directors believes that a reverse stock split is in the best interests of our stockholders. On December 27, 2022, we were notified by Nasdaq that the closing bid price for the Company’s common stock was not in compliance with the Bid Price Requirement of Nasdaq Listing Rule 5450(a)(1) for continued listing. At that time, Nasdaq gave the Company 180 calendar days to regain compliance. On June 27, 2023, Nasdaq notified the Company that Nasdaq approved the Company’s application to transfer its listing to The Nasdaq Capital Market and an additional 180-calendar day compliance period to regain compliance with the Bid Price Requirement. The Company has until December 26, 2023, to demonstrate compliance with the Bid Price Requirement for continued listing. The Company will regain compliance with the Bid Price Requirement if at any time before December 26, 2023, the bid price for the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days. If the Company does not regain compliance with the Bid Price Requirement by the end of the compliance period, the Company’s common stock will become subject to delisting. The notice has no present impact on the listing of our securities on Nasdaq.
Our Board of Directors believes that effecting the Reverse Stock Split could be an effective means of ensuring continued compliance with the Bid Price Requirement for continued listing of our common stock on The Nasdaq Capital Market and minimize the risk of future delisting from The Nasdaq Capital Market for noncompliance with the Bid Price Requirement. Assuming stockholders have approved the Reverse Stock Split, we may implement the Reverse Stock Split utilizing a ratio the Board of Directors believes will position us to ensure compliance with the Bid Price Requirement. If, in the future, we again become non-compliant with the Bid Price Requirement, Nasdaq may suspend trading of our common stock on The Nasdaq Capital Market and commence delisting proceedings.
While we intend to monitor the average closing price of our common stock and consider available options depending on the trading price of our common stock, no assurances can be made that we will in fact be able to comply with the Bid Price Requirement and that our common stock will continue to remain listed on The Nasdaq Capital Market.
The Company currently does not have any plans to delist from Nasdaq. If our common stock is subsequently delisted, we could experience significant negative impacts. Such delisting could negatively affect the market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit our ability to issue additional securities or obtain financing in the future, affect our ability to provide equity awards to our employees, and negatively impact our reputation and, as a consequence, our business. Moreover, our Board of Directors believes that if we have a low stock price or are no longer listed on The Nasdaq Capital Market, regardless of the size of our overall market capitalization, our efforts to hire and retain senior leadership and other employees could be adversely affected.
Increase available capital and improve our ability to effect offerings of our securities
The Reverse Stock Split would result in a decrease in the number of shares of common stock outstanding, without decreasing the number of authorized shares of common stock, thereby increasing the number of shares available for issuance. Increasing the number of authorized shares of common stock available for issuance will enable us to engage in capital raising transactions and other strategic transactions involving the issuance of equity securities.
We significantly rely on our authorized common stock to execute our business strategy, including, for example, to provide equity awards to employees, officers, directors, consultants, and/or advisors, raise capital, expand our business through the acquisition of other businesses, and for other purposes. At present, we do not have any arrangements, understandings or commitments relating to the issuance of shares of our common stock or other securities exercisable for or convertible into shares of our common stock, other than to accommodate additional shares of our common stock to be authorized and reserved for future equity awards under the Science 37 Holdings, Inc. 2021 Incentive Award Plan

(the “2021 Plan”), the 2022 Employment Inducement Incentive Award Plan (“2022 Plan”) and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and for conversion or exercise of existing securities, including equity awards previously granted under the Science 37, Inc. 2015 Stock Plan (the “2015 Plan” and, together with the 2021 Plan, 2022 Plan and 2021 ESPP, the “Plans”).
Future issuances of common stock would dilute the ownership interests of existing holders of our common stock. In addition, sales of substantial amounts of our common stock in the public market in future offerings, or the perception that such sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the additional sale of our common stock by our officers or directors in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. Further, resales by the investors of our common stock could have a significant impact on the market price of our common stock. We may issue shares of our common stock or other securities from time to time as consideration for, or to finance, future acquisitions, investments or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock.
Potentially improve the marketability of our common stock
In addition to establishing a mechanism for the price of our common stock to maintain compliance with Nasdaq’s Bid Price Requirement, our Board of Directors believes that effecting the Reverse Stock Split could help improve the marketability of our common stock.
It is our understanding that the current market price of our common stock may affect our acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the Reverse Stock Split negatively because it reduces the number of shares of common stock available in the public market.
Reducing the number of outstanding shares of the Company’s common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of the Company’s common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of the Company’s common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Company’s common stock will increase following the Reverse Stock Split, for a sustained period of time or to a level that will attract additional investors, that the market price of the Company’s common stock will not decrease in the future, or that our common stock will maintain a high enough price per share to permit its continued listing on Nasdaq. In addition, because the Reverse Stock Split will reduce the number of shares of common stock available in the public market, the trading market for our common stock may be harmed, particularly if the stock price does not increase as a result of the Reverse Stock Split. For instance, on the Record Date, our common stock closed at a price of $0.39, with a trading volume of 108,132 shares. The normalized average daily trading volume for our common stock for the three months ended September 30, 2023 was approximately 286,853 shares. Assuming that the Reverse Stock Split would cause the trading price of our common stock to increase in the same proportion as the amount of the Reverse Stock Split, and assuming a direct correlation between the number of shares before and after the Reverse Stock Split, we expect that the new average daily trading volume for our common stock will be approximately 28,685 shares if the Board elects to effect a 1-for-10 reverse stock split. Further, while the Reverse Stock Split will not itself immediately affect our overall market capitalization (i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of the treatment of fractional shares, as described below), if the per share market price of our common stock does not increase in proportion to the effective Reverse Stock Split ratio, or, following such increase, does not maintain or exceed that price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.
Possible Effects of the Reverse Stock Split
General
If the Reverse Stock Split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of the Company’s common stock based on the Reverse Stock Split ratio selected by the Board of Directors. The Company’s common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Company’s common stock under the Exchange Act, or the listing of the Company’s common stock on The Nasdaq Capital Market. Following the Reverse Stock Split, we expect that the Company’s common stock will continue to be listed on The Nasdaq Capital Market under the symbol “SNCE,” although it will have a new CUSIP number.
Proportionate voting rights and other rights of the holders of the Company’s common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described in “Exchange Procedures-Fractional Shares” below. For example, a holder of 2% of the voting power of the outstanding shares of the Company’s common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Company’s common stock after the Reverse Stock Split. However, should the overall value of common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of common stock held by you will also proportionately decrease as a result of the overall decline in value. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Company’s common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.
Because the number of authorized shares of our common stock and preferred stock will not be reduced in connection with the Reverse Stock Split, the Reverse Stock Split will increase the Board of Directors’ ability to issue authorized and unissued shares of our common stock or preferred stock without further stockholder action. The issuance of these shares would have a potentially more dilutive effect on our existing stockholders if the Reverse Stock Split is effected, and could also allow the Company to resist a hostile takeover attempt or other changes in management. The Company has not entered into any agreements providing for the issuance of any of the authorized but unissued shares, whether available as a result of the Reverse Stock Split or otherwise.
As of the Record Date, 119,339,452 shares of the Company’s common stock were issued and outstanding and no shares of the Company’s preferred stock were issued and outstanding. The following table contains approximate information, based on share information as of the Record Date, relating to our issued and outstanding shares of common stock based on the range of Reverse Stock Split ratios to be authorized by our shareholders, without giving effect to the treatment of fractional shares:
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	400,000,000	119,339,452	42,078,144	238,582,404
Post-Reverse Stock Split 1:5	400,000,000	23,867,891	8,415,629	367,716,480
Post-Reverse Stock Split 1:10	400,000,000	11,933,946	4,207,815	383,858,239
Post-Reverse Stock Split 1:30	400,000,000	3,977,982	1,402,605	394,619,413

Effect on the Company’s Stock Plans
As of the Record Date, the Company had: (i) 13,872,295 shares of common stock reserved for issuance upon exercise or vesting of outstanding equity awards under the 2021 Plan; (ii) 201,791 shares of common stock reserved for issuance upon rights granted under the 2021 ESPP; (iii) 571,100 shares of common stock reserved for issuance upon exercise or vesting of outstanding equity awards under the 2022 Plan; (iv) 7,686,355 shares of common stock reserved for issuance upon exercise or vesting of outstanding equity awards under the 2015 Plan; (v) 13,511,761 shares of common stock reserved for issuance under the 2021 Plan; (vi) 5,805,942 shares of common stock reserved for issuance under the 2021 ESPP; and (vii) 428,900 shares of Common Stock reserved for issuance under the 2022 Plan.
Under each of the Company’s Plans, other than the 2015 Plan, the Compensation Committee of our Board (the “Compensation Committee”) has sole discretion to determine the appropriate adjustment to the awards granted under each applicable Plan in the event of a reverse stock split. Under the 2015 Plan, proportionate adjustments will be made automatically. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the Plans, as well as the number of shares subject to any outstanding award under the Plans, and the exercise price, grant price or purchase price relating to any such award under the Plans, will be proportionately adjusted to reflect the Reverse Stock Split. The Compensation Committee or, for the 2015 Plan, the Board, will also determine the treatment of fractional shares subject to outstanding awards under the Plans. Accordingly, pursuant to the authority provided under the Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Plans.
Accordingly, if this proposal is approved by the stockholders and the Reverse Stock Split is implemented by the Board of Directors, upon the filing and effectiveness of a Certificate of Amendment, in the form attached as Appendix A, to our Certificate of Incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and awardable and the exercise price, grant price or purchase price relating to any outstanding award under the Company’s Plans will be proportionately adjusted using the split ratio selected by the Board of Directors (subject to the treatment of fractional shares as described above). For example, if a 1-for-10 reverse stock split is effected, the 13,511,761 shares that remain available for issuance under the 2021 Plan as of the Record Date, would be adjusted to 1,351,177 shares. In addition, the exercise price per share under each outstanding stock option would be increased by 10 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 4,000 shares of common stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-10 split ratio into an option exercisable for 400 shares of common stock at an exercise price of $10.00 per share.
In addition, the Company has 12,500,000 additional shares of the Company’s common stock that may be issued if certain stock price targets are met (the “Earn-Out Shares”). Under the terms of the merger agreement, dated May 6, 2021, the number of Earn-Out Shares that may be issued, and the stock price targets for such issuance, will be equitably adjusted in the event of a reverse stock split. Accordingly, if this proposal is approved by the stockholders and the Reverse Stock Split is implemented by the Board of Directors, upon the filing and effectiveness of a Certificate of Amendment, in the form attached as Appendix A, to our Certificate of Incorporation with the Delaware Secretary of State, the number of Earn-Out Shares and the stock price targets for the issuance of Earn-Out Shares will be proportionately adjusted using the split ratio selected by the Board of Directors (subject to the treatment of fractional shares, as determined by the Board of Directors).
Effect on Authorized but Unissued Shares of Capital Stock
Currently, we are authorized to issue up to a total of 400,000,000 shares of common stock, of which 119,339,452 shares were issued and outstanding as of the Record Date, and 100,000,000 shares of preferred stock. As of Record Date, no shares of the Company’s preferred stock were issued and outstanding.
The Reverse Stock Split, if approved and implemented, would not have any effect on the authorized number of shares of our common stock or preferred stock. Proportionately, the Reverse Stock Split would increase the ratio between our authorized capital stock and our issued capital stock. This means that, subject to the limits imposed by the Nasdaq Stock Market Rules, our Board of Directors could issue a relatively larger amount of capital stock without additional action by our stockholders. The issuance of additional shares of our capital stock would dilute the voting and economic rights of our existing stockholders. Additionally, the ability to issue a relatively larger amount of capital stock could allow our Board of Directors to take certain actions which would discourage hostile takeover attempts. The ability to resist takeover attempts could also allow our Board of Directors greater power to resist or delay changes in control or the removal of our management team. Our Board of Directors would consider any takeover attempts and proposed changes in control or management, and would act in accordance with our stockholders’ best interests, as determined by the exercise of the directors’ business judgment.
Effect on Par Value
The certificate of amendment attached as Appendix A does not contemplate any change to the par value of our common stock or preferred stock, which are both currently $0.0001 per share.
Reduction in Stated Capital
Upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Company’s common stock, which consists of the par value per share of the Company’s common stock multiplied by the aggregate number of shares of the Company’s common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, our paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of the Company’s common stock, will be increased by the same amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, this transaction is not the first step in a “going private transaction,” within the meaning of Rule 13e-3 of the Exchange Act, and will not produce, either directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3.
Certain Material U.S. Federal Income Tax Consequences
The following paragraphs are intended as a summary of certain U.S. federal income tax consequences to U.S. Holders (as defined below) with respect to the Reverse Stock Split, if effected. This summary does not attempt to describe all possible federal or other tax consequences of such actions nor does it address the particular circumstances of any U.S. Holder of shares of the Company’s common stock. In addition, it does not describe any state, local or non-U.S. tax consequences.
The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of shares of the Company’s common stock that are U.S. Holders (as defined below) who hold such stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change or a different interpretation, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. In addition, except as specifically set forth below, this discussion does not discuss applicable tax reporting requirements. This discussion does not address all aspects of federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, underwriters, other financial institutions, or mutual funds; (iii) tax-exempt organizations, governmental organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (iv) brokers or dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (viii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (ix) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (x) persons holding shares of the Company’s common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (xi) persons who acquire shares of the Company’s common stock in connection with employment or other performance of services including pursuant to the exercise of compensatory stock options or the vesting of restricted shares of the Company’s common stock; (xii) persons who hold shares of the Company’s common stock as qualified small business stock within the meaning of Section 1202 of the Code or as “section 1244 stock” for purposes of Section 1244 of the Code; (xiii) U.S. expatriates or former long-term residents of the United States; (xiv) holders which own, have owned or will own (directly, indirectly or by attribution) 10% or more of the total vote or value of the Company’s stock; (xv) holders that are subject to special tax accounting rules with respect to shares of the Company’s common stock; or (xvi) holders that hold the Company’s common stock in connection with a trade or business, permanent establishment, or fixed base outside of the United States or that are otherwise subject to taxing jurisdictions other than, or in addition to, the United States. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the Reverse Stock Split. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the Company’s common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Owners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of the Company’s common stock that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person.
This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not such transactions are undertaken in connection with the Reverse Stock Split).
The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and/or an exchange pursuant to Section 1036 of the Code for U.S. federal income tax purposes. Assuming such treatment is correct, a U.S. Holder generally should not recognize gain or loss upon the receipt of the Company’s common stock in the Reverse Stock Split except possibly with respect to any additional fractions of a share of the Company’s common stock received as a result of the rounding up of any fractional shares that would otherwise be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of the Company’s common stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of the Company’s common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Company’s common stock surrendered (possibly, increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share), and such U.S. Holder’s holding period in the shares of the Company’s common stock received should include the holding period in the shares of the Company’s common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of the Company’s common stock surrendered to the shares of the Company’s common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of the Company’s common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.
As described below in “Exchange Procedures-Fractional Shares,” no fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Instead, if the Reverse Stock Split would result in a U.S. Holder receiving fractional shares, the number of shares to be issued to such U.S. Holder will be rounded up to the nearest whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of the Company’s common stock are not clear. A U.S. Holder who receives one whole share of the Company’s common stock in lieu of a fractional share may possibly recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The holding period for the portion of a whole share of the Company’s common stock treated as a distribution or as to which a U.S. Holder recognizes gain might not include the holding period of such U.S. Holder’s pre-Reverse Stock Split shares of the Company’s common stock surrendered. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the Reverse Stock Split. In addition, backup withholding may apply to a U.S. Holder who receives a whole share of the Company’s common stock in lieu of a fractional share unless such U.S. Holder provides the Exchange Agent with appropriate documentation establishing that backup withholding is not required.
Effectiveness of Reverse Stock Split
The Reverse Stock Split, if approved by the stockholders, would become effective as set forth in the filing of a Certificate of Amendment to our Certificate of Incorporation in the form attached as Appendix A with the Secretary of State of the State of Delaware. It is expected that this filing will take place promptly following the Special Meeting, assuming the shareholders approve the Reverse Stock Split proposal. However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders and, as described below, the Board may abandon the Reverse Stock Split.
If our stockholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we will communicate to the public, prior to the effective time of the Reverse Stock Split, additional details regarding the Reverse Stock Split, including the final Reverse Stock Split ratio selected by the Board.
Reservation of Right to Abandon Reverse Stock Split
The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Certificate of Incorporation, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company.
Exchange Procedures
Book-Entry Shares
If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by Continental Stock Transfer & Trust, through the Depository Trust Company’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. All of the Company’s outstanding shares are held in book-entry form.
Fractional Shares
We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue book-entry shares or certificates representing fractional shares. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.
No Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal, and we will not independently provide the stockholders with any such rights.
Interests of Directors and Executive Officers
Our directors and executive officers, and their respective associates, do not have substantial interests, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership of shares of our common stock or any other of our securities.
Vote Required
The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the amendment of the Company’s Certificate of Incorporation to effect the Reverse Stock Split at a split ratio between, and including, 1-for-5 and 1-for-30, as will be selected by the Board of Directors prior to the time of filing such a certificate of amendment with the Delaware Secretary of State.
Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal. We believe this proposal is considered a “routine” matter under applicable stock exchange rules, and we expect your broker will have discretion to vote your shares on the Reverse Stock Split Proposal. If a proxy is properly submitted but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.
Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect, at the discretion of our Board of Directors, a reverse stock split at a ratio not less than 1-for-5 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders.

Proposal 2: Approval of the adjournment or postponement of the Special Meeting
If at the Special Meeting the number of shares of common stock present electronically or represented by proxy and voting in favor of the Reverse Stock Split is insufficient to approve the proposal, our management may move to adjourn the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the Reverse Stock Split. In that event, you will be asked to vote only upon Proposal 2, and not upon Proposal 1.
In this proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned or postponed session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split proposal, including the solicitation of proxies from stockholders that have previously voted against the Reverse Stock Split proposal. Among other things, approval of this proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Stock Split have been received, we could adjourn or postpone the Special Meeting without a vote on the Reverse Stock Split proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Reverse Stock Split proposal.
Vote Required
The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the adjournment or postponement of the Special Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal. We believe this proposal is considered a “routine” matter under applicable stock exchange rules, and we expect your broker will have discretion to vote your shares on Proposal 2. If a proxy properly submitted but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the approval of the adjournment or postponement of the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors, each of our named executive officers and all directors and executive officers as a group as of the Record Date, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 119,339,452 shares of common stock outstanding as of the Record Date. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, restricted stock units or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of the Record Date are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Science 37 Holdings, Inc., 800 Park Offices Drive, Suite 3606, Research Triangle Park, North Carolina 27709. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Beneficial Ownership Table
Name of Beneficial Owner	Number of Shares	% of Ownership
5% Holders
Entities affiliated with Redmile Group, LLC(1)	19,808,234	16.6%
Pharmaceutical Product Development, LLC(2)	17,379,797	14.6%
Entities affiliated with Lux Capital(3)	12,249,889	10.3%
Directors and Executive Officers
David Coman(4)	4,925,232	4.0%
Mike Zaranek(5)	1,001,025	*
Jonathan Cotliar(6)	996,655	*
Darcy Forman(7)	553,310	*
Christine Pellizzari(8)	290,025	*
Michael Shipton(9)	70,799	*
John W. Hubbard(10)	421,975	*
Neil Tiwari(11)	68,558	*
Robert Faulkner(12)	82,346	*
Bhooshitha B. De Silva	0	—
Emily Rollins(13)	68,558	*
Paul von Autenried(14)	46,040	*
All directors and executive officers as a group (12 individuals)(15)	8,524,523	6.8%
*	Less than 1%.
(1)
Based on a Schedule 13D/A filed with the SEC on June 15, 2022, consists of: (a) 467,380 shares of common stock held by RAF, L.P., (b) 7,252,571 shares of common stock held by Redmile Private Investments II, L.P., (c) 616,055 shares of common stock held by Redmile Strategic Master Fund, LP, and (d) 11,472,228 shares of common stock held by RedCo II Master Fund, L.P. Redmile Group, LLC is the investment manager/adviser to each of the private investment vehicles listed in items (a) through (d) (collectively, the “Redmile Funds”) and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. These amounts do not include shares or equity awards held by Robert Faulkner, who, pursuant to the internal policies of Redmile Group, LLC, holds such securities as a nominee on behalf, and for the sole benefit, of Redmile Group, LLC and has assigned all economic, pecuniary and voting rights in respect of such securities to Redmile Group, LLC. Redmile Group, LLC, Mr. Green and Robert Faulkner each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds, Mr. Green and Mr. Faulkner is c/o Redmile Group, LLC, One Letterman Dr., Building D, Suite D3-300, San Francisco, CA 94129.

(2)
Based on a Schedule 13D filed with the SEC on December 20, 2021, such shares are directly held by Pharmaceutical Product Development, LLC. Wildcat Acquisition Holdings (UK) Limited (“Wildcat”) is the sole member of Pharmaceutical Product Development, LLC; Jaguar Holding Company II (“Jaguar II”) is the sole shareholder of Wildcat; Jaguar Holding Company I, LLC

(“Jaguar I”) is the sole shareholder of Jaguar II; Eagle Holding Company II, LLC (“Eagle II”) is the sole member of Jaguar I; PPD, Inc. (“PPD”) is the sole member of Eagle II; Thermo Fisher Scientific Powder US Holdings Corp. (“Powder Holdings”) is the sole shareholder of PPD; and Thermo Fisher Scientific Inc. (“Thermo Fisher”), a Delaware corporation, is the ultimate parent entity of Powder Holdings. By virtue of such relationships, each may be deemed to have beneficial ownership over such securities, and each disclaims beneficial ownership of such securities, except to the extent of its or their pecuniary interest therein, if any. The principal office of Wildcat is 11 Granta Park, Cambridge CB21 6GQ, United Kingdom; the principal office of each of PPD, Eagle II, Jaguar I, Jaguar II and Pharma LLC is 929 North Front Street, Wilmington, North Carolina 28401; and the principal office of each of Thermo Fisher and Powder Holdings is 168 Third Avenue, Waltham, Massachusetts 02451.
(3)
Based on a Schedule 13D/A filed with the SEC on April 7, 2022, consists of (a) 3,505,890 shares of common stock held by Lux Co-Invest Opportunities, L.P. and (b) 8,743,999 shares of common stock held by Lux Ventures IV, L.P. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares held by Lux Co-Invest Opportunities, L.P. Lux Venture Partners IV, LLC is the general partner of Lux Ventures IV, L.P. and exercises voting and dispositive power over the shares held by Lux Ventures IV, L.P. Peter Hebert and Joshua Wolfe are the individual managing members of Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC (the “Individual Lux Managers”). The Individual Lux Managers, as the sole managers of Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC, may be deemed to share voting and dispositive power for the shares held by Lux Ventures IV, L.P. and Lux Co-Invest Opportunities, L.P. Each of Lux Venture Partners IV, LLC, Lux Co-Invest Partners, LLC and the Individual Lux Managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(4)	Represents 1,076,683 shares of common stock and 3,848,549 options to purchase shares of common stock.
(5)	Represents 181,394 shares of common stock and 819,631 options to purchase shares of common stock.
(6)	Represents 837,811 shares of common stock and 158,844 options to purchase shares of common stock.
(7)	Represents 315,048 shares of common stock and 238,262 options to purchase shares of common stock.
(8)	Represents 290,025 shares of common stock.
(9)	Represents 70,799 shares of common stock.
(10)	Represents 40,983 shares of common stock and 380,992 options to purchase shares of common stock.
(11)	Represents 40,983 shares of common stock and 27,575 options to purchase shares of common stock.
(12)
Represents 40,983 shares of common stock and 41,363 options to purchase shares of common stock. Pursuant to the internal policies of Redmile Group, LLC, Mr. Faulkner holds these securities as a nominee on behalf, and for the sole benefit, of Redmile Group, LLC and has assigned all economic, pecuniary and voting rights in respect of such securities to Redmile Group, LLC.

(13)	Represents 40,983 shares of common stock and 27,575 options to purchase shares of common stock.
(14)	Represents 46,040 shares of common stock.
(15)	Represents 2,981,732 shares of common stock and 5,542,791 options to purchase shares of common stock.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our principal executive offices at Science 37 Holdings, Inc., 800 Park Offices Drive, Suite 3606, Research Triangle Park, NC 27709 in writing not later than November 21, 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice at our principal executive offices from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than January 12, 2024 and no later than February 11, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 11, 2024, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than March 12, 2024. Such notice may be mailed to the Secretary at the address above.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Special Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. We have not yet retained, but may retain, a proxy solicitor in conjunction with the Special Meeting, and its employees may assist us in the solicitation. We will pay a fee and reasonable out-of-pocket expenses for any such proxy solicitor.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS FOR VOTING AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
Your vote is important. Please promptly vote your shares by completing, signing, dating and returning your proxy card (if you received a paper copy) or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

/s/ CHRISTINE PELLIZZARI
Christine Pellizzari
Chief Legal and Human Resources Officer & Secretary

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SCIENCE 37 HOLDINGS, INC.
Science 37 Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.
The name of the Corporation is Science 37 Holdings, Inc. The Corporation was incorporated under the name LifeSci Acquisition II Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 18, 2019 (the “Original Certificate”).

2.
An Amended and Restated Certificate of Incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on November 20, 2020 (the “Amended Certificate”).

3.
A Second Amended and Restated Certificate of Incorporation, which amended and restated the Amended Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on October 6, 2021 (as amended from time to time, the “Existing Certificate”).

4.	ARTICLE IV of the Existing Certificate of the Corporation is hereby amended to add the following paragraph at the end of Article IV as a new Section C:
C.	Reverse Stock Split.
Upon the effectiveness of the Certificate of Amendment of the Certificate of Incorporation adding this Section C (the “Effective Time”), each [• (•)] shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.0001 per share, without any further action by the Corporation or the respective holders thereof (such combination, the “Reverse Stock Split”). No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in the Second Amended and Restated Certificate of Incorporation.
5.	The foregoing amendment has been duly approved by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
6.	The foregoing amendment has been duly approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
7.	This Certificate of Amendment shall become effective at [•] Eastern time on [•], 2023.
[Remainder of page intentionally left blank]
A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation as of [•], 2023.
SCIENCE 37 HOLDINGS, INC.

By:
[Name]
[Title]
A-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/28/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNCE2023SM**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/28/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special meeting and any adjournment, postponement or continuation thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000621629_1 R1.0.0.6

SCIENCE 37 HOLDINGS, INC.
Special Meeting of Stockholders
November 29, 2023 11:00 AM (Eastern Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David Coman and Christine Pellizzari, and each of them individually, as proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Science 37 Holdings, Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Wednesday, November 29, 2023, via a live webcast at 11:00 AM (Eastern time), and at any adjournment, postponement or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000621629_2 R1.0.0.6